UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2010

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599

(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2010, Crown Cork & Seal Receivables (DE) Corporation (“Crown Receivables”) and CROWN Cork & Seal USA, Inc. (“Crown USA”), each a wholly-owned indirect subsidiary of Crown Holdings, Inc. (the “Company”), entered into a new committed $200 million North American receivables securitization facility with certain conduit purchasers, alternate purchasers and facility agents from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent (the “new receivables facility”).

The new receivables facility replaces the Company’s existing committed $225 million North American receivables securitization facility. Under the new receivables facility, subject to its specific terms and provisions, certain of the Company’s subsidiaries are entitled to sell receivables, on a revolving basis, to Crown Receivables. Crown Receivables was formed for the sole purpose of buying and selling receivables generated by the Company’s subsidiaries and, in turn, is entitled under this new facility to sell undivided percentage ownership interests in the pool of purchased receivables to the syndicate of conduit purchasers and alternate purchasers from time to time party to the new receivables facility. Crown USA will continue to service any receivables included in the new receivables facility for a fee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2010	CROWN HOLDINGS, INC.

By: /s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President and Corporate Controller